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                                                                    EXHIBIT 23.3

                                                          [Arthur Andersen Logo]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Registration Statement.

                                       Arthur Andersen LLP

                                       /s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
February 8, 2001